                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                          ---------------------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           --------------------------------

                                    CITIBANK, N.A.
                 (Exact name of trustee as specified in its charter)

                                       13-5266470
                                       (I.R.S. employer
                                       identification no.)

399 Park Avenue, New York, New York              10043
(Address of principal executive office)               (Zip Code)

                          ---------------------------------

                          FEDERATED DEPARTMENT STORES, INC.
                 (Exact name of obligor as specified in its charter)

                                       Delaware
    13-3324058
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                        identification no.)


7 West Seventh Street
Cincinnati, Ohio                                 45202
(Address of principal executive offices)                   (Zip Code)

                          ---------------------------------

                                   Debt Securities
                         (Title of the indenture securities)

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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         NAME                                    ADDRESS
         ----                                    -------

         Comptroller of the Currency             Washington, D.C.

         Federal Reserve Bank of New York        New York, NY
         33 Liberty Street
         New York, NY

         Federal Deposit Insurance Corporation   Washington, D.C.


    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this Statement of Eligibility.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

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         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1997 - attached)

         Exhibit 8 -  Not applicable.

         Exhibit 9 -  Not applicable.

                          ---------------------------------


                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of September, 1997.



                             CITIBANK, N.A.

                             By   /s/ Kristine Prall

                                  --------------------
                                  Kristine Prall
                                  Trust Officer


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                                  Charter No. 1461
                            Comptroller of the Currency
                               Northeastern District
                                REPORT OF CONDITION
                                   CONSOLIDATING
                                DOMESTIC AND FOREIGN
                                  SUBSIDIARIES OF

                                    CITIBANK, N.A.

OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON JUNE 30, 1997, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                        ASSETS
                                                            Thousands
                                                            of dollars

    Cash and balances due from de-
     pository institutions:
       Noninterest-bearing balances
        and currency and coin                              $  7,129,000
        Interest-bearing balances                            14,089,000
    Held-to-maturity securities                                       0
    Available-for-sale securities                            32,578,000
    Federal funds sold and
     securities purchased under
     agreements to resell                                    10,072,000
    Loans and lease financing receivables:
       Loans and Leases, net of
        unearned income                                    $150,867,000
       LESS: Allowance for loan
        and lease losses                                      4,253,000
    Loans and leases, net of unearned
     income, allowance, and reserve                         146,614,000
    Trading assets                                           27,966,000
    Premises and fixed assets (includ-
     ing capitalized leases)                                  3,576,000
    Other real estate owned                                     670,000
    Investments in unconsolidated
     subsidiaries and associated companies                    1,284,000
    Customers' liability to this bank
     on acceptances outstanding                               2,146,000
    Intangible assets                                           180,000
    Other assets                                              8,193,000
                                                           ------------
    TOTAL ASSETS                                           $254,497,000
                                                           ============

                                     LIABILITIES
    Deposits:
      In domestic offices                                  $ 36,303,000
      Noninterest - bearing                                $ 12,930,000
    Interest-bearing                                         23,373,000
    In foreign offices, Edge and
      Agreement subsidiaries, and
      IBFs                                                  142,390,000
      Noninterest-bearing                                    11,307,000
      Interest-bearing                                      131,083,000
    Federal funds purchased and
      securities sold under agree-
      ments to repurchase                                     7,627,000
    Trading liabilities                                      22,259,000
    Other borrowed money (includes
    mortgage indebtedness and
    obligations under capitalized
    leases):
    With a remaining maturity of one
    year or less                                              8,826,000
    With a remaining maturity of more
    than one year through three years                         2,250,000
    With a remaining maturity of more
    than three years                                          1,656,000
Bank's liability on acceptances ex-
    ecuted and outstanding                                    2,183,000
Subordinated notes and
debentures    5,200,000
Other liabilities                                             8,663,000
                                                           ------------
TOTAL LIABILITIES                                          $237,357,000
                                                           ============

                                    EQUITY CAPITAL
    Perpetual preferred stock
     and related surplus                                              0
    Common stock                                           $    751,000
    Surplus                                                   7,340,000
    Undivided profits and capital re-
     serves                                                   8,949,000
    Net unrealized holding gains (losses)
    on available-for-sale securities                            743,000
    Cumulative foreign currency
    translation adjustments                                    (643,000)
                                                           ------------
TOTAL EQUITY CAPITAL                                       $ 17,140,000
                                                           ------------
TOTAL LIABILITIES, LIMITED-
    LIFE PREFERRED STOCK, AND
    EQUITY CAPITAL                                         $254,497,000
                                                           ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                ROGER W. TRUPIN
                                                                     CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                PAUL J. COLLINS
                                                                   JOHN S. REED
                                                              WILLIAM R. RHODES
                                                                      DIRECTORS